UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2004

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,
Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8- filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2004 Advanced Power Technology Inc (APT) entered into a definitive agreement and plan of merger with Powersicel, Inc. The agreement is among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), Powersicel Acquisition Corporation, a Colorado corporation that is a wholly owned subsidiary of Parent (“Sub”), Powersicel, Inc., a Colorado corporation (“Company”), and Paul Jacobi, as reprsentative of the shareholders of the Company (the “Representative”).

Advanced Power Technology will pay approximately $5.4 million in cash and issue 60,961 options in exchange for all of the existing Powersicel Inc. shares and options outstanding. In addition APT will issue 19,400 options for the retention of key employees of the acquired company.

The acquisition provides APT with a center for technological and innovation excellence for compound semiconductors, starting with Silicon Carbide, as well as significant development capability for commercial devices utilizing currently available compound semiconductor technologies. In addition this purchase strengthens APT’s intellectual property portfolio in the Silicon Carbide area. The products to be developed will address target applications in RF power such as avionics, radar, broadcast, satellite communication and wireless communications as well as applications in power switching such as power conversion and motor drives.  The PowerSicel development team which will be responsible for compound semiconductor research and the development of commercial devices includes twelve engineers of which eight are PhD’s.

The agreement and plan of merger is attached hereto as Exhibit 2.4. This information is being filed under Item 1.01 of Form 8-K.

Item 7.01 Regulation FD Disclosure

The Registrant’s media release dated December 22, 2004, regarding the announcement of a definitive agreement to acquire Powersicel Inc. is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 of Form 8-K.

In accordance with general instructions B.2 and B.6 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In addition, this report (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained in this report that is required to be disclosed solely as a requirement of Regulation F-D.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 23rd day of December, 2004.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT LIST

Exhibit No.	Description

2.4

Agreement and Plan of Merger dated as of December 22, 2004, among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), Powersicel Acquisition Corporation, a Colorado corporation that is a wholly owned subsidiary of Parent (“Sub”), Powersicel, Inc., a Colorado corporation (“Company”), and Paul Jacobi, as reprsentative of the shareholders of the Company (the “Representative”).

99.1	Media Release dated December 22, 2004, “Advanced Power Technology Announces Definitive Agreement to Acquire Powersicel, Inc.